UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

RYVYL INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (855) 201-1613

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

RYVYL Inc. (“RYVYL” or the “Company”) announced that, at its Special Meeting of Shareholders to vote on the Company’s planned merger with RTB Digital, Inc. (“Roundtable”), 99% of votes cast continue to support the merger, with 659,620 votes in favor collected to date. Approval by holders of >50% of outstanding shares is required to consummate the merger, meaning only an additional 5% is needed to complete the process. The meeting has been adjourned to allow additional time for vote collection and will reconvene virtually on April 1, 2026 at 4:00 p.m. EST. The record date of February 6, 2026 remains unchanged and continues to apply to the reconvened Special Meeting.

The Company encourages all shareholders who have yet to cast their votes, to vote now so they can be tabulated prior to the reconvened Special Meeting. If additional votes are needed after this recess, the Company anticipates seeking an additional adjournment of the Special Meeting until April 6, 2026.

Shareholders may participate in the reconvened Special Meeting by following this link:: http://www.virtualshareholdermeeting.com/RVYL2026SM For questions or voting assistance, please contact Kingsdale Advisors at 888-518-6812 or contactus@kingsdaleadvisors.com.

Forward-Looking Statements

Exhibit 99.1 attached to this Form 8-K contains, and may implicate, forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit

99.1	Press Release, issued on March 26, 2026

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL Inc.

By:	/s/ George Oliva
	Name:	George Oliva
	Title:	Interim Chief Executive Officer and Chief Financial Officer

Dated: March 26, 2026

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